UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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BEMIS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2015

Dear Shareholders:

It is truly an important time in Bemis Company’s history. This past year has been pivotal in the execution of our Company strategy. We shifted from our previous internal focus to an external focus on accelerating disciplined growth, delivering innovation, and continuously improving all that we do.

We have set new long-term financial targets and established a vision that reflects our aspirations and our future. At the center of our vision is the key to our future success - our customers. Our new vision is:

“Passionate commitment to the growth and success of our customers will make Bemis the clear choice for inspired packaging solutions.”

Looking ahead to 2015, our renewed external focus will influence the way our people work, the way we make decisions, the way we go to market, and the way we invest in our business. I am optimistic about our prospects for growth in 2015, and I applaud the talent and efforts of the 17,000 Bemis employees who contribute toward our goals for growth in 2015 and beyond.

As we move forward into 2015, it is my pleasure to invite you to join us at the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Riverwalk Hotel Downtown Neenah, 123 East Wisconsin Avenue, Neenah, Wisconsin. The meeting will be held on Thursday, May 7, 2015, at 9:00 a.m., Central Daylight Time. We will report on our results for 2014 and comment on the upcoming year. You will also have ample opportunity both before and after the meeting to meet and speak informally with our Directors and Officers. We hope you are able to attend.

Please take the time to vote your proxy. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide voting instructions. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

On behalf of the Board of Directors and all Bemis Company employees, thank you for your continued support of, and confidence in, Bemis Company.

Sincerely,

William F. Austen

President and Chief Executive Officer

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 7, 2015. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by:

•	calling 920-527-5000;

•	e-mailing contactbemis@bemis.com; or

•	mailing a request to Bemis Company, Inc. at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Notice of Annual Meeting of Shareholders

Thursday, May 7, 2015

9:00 a.m. Central Daylight Time

Doty Ballroom of the Riverwalk Hotel Downtown Neenah

123 East Wisconsin Avenue

Neenah, Wisconsin 54956

ITEMS OF BUSINESS:

1.	To elect seven Directors for a term of one year;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
3.	To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”);
4.	To act on a proposal to approve an amendment to the Bemis Executive Officer Performance Plan; and
5.	To transact such other business as may properly come before the meeting.

RECORD DATE:

Only shareholders of record at the close of business on March 9, 2015, will be entitled to receive notice of and to vote at the meeting.

Your vote is important to us. Please execute your proxy promptly.

March 20, 2015

  By Order of the Board of Directors

Sheri H. Edison,

Vice President, General Counsel and Secretary

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015	42

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)	42

PROPOSAL 4	PROPOSAL TO APPROVE AN AMENDMENT TO THE BEMIS EXECUTIVE OFFICER PERFORMANCE PLAN	43

SUBMISSION OF SHAREHOLDER PROPOSALS		44

HOUSEHOLDING		44

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2015		44

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INTRODUCTION AND EXECUTIVE SUMMARY

Our proxy statement contains information about the matters that will be voted on at our Annual Meeting of Shareholders as well as other helpful information about Bemis Company, Inc. (the “Company”). Below is an executive summary that we hope will be helpful to our shareholders and others who read our proxy statement. This summary highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to be Voted on at the 2015 Annual Meeting of Shareholders

		Board	For more detail,
Proposal		Recommendation	see page:
1.	Election of directors	FOR each Nominee	13
2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015	FOR	42
3.	Advisory vote to approve executive compensation	FOR	42
4.	Approve an amendment to the Bemis Executive Officer Performance Plan	FOR	43

Our Company

•	Our Company was founded in 1858 and has a long history of unwavering dedication to a sustainable business strategy.

•	We are a global supplier of flexible packaging with over $4.3 billion in sales in 2014.

•	In 2015, the Board of Directors approved the 32nd consecutive annual increase in the quarterly dividend payable to our shareholders.

•	Our Company is committed to demonstrating the highest level of ethics and integrity possible in our internal and external interactions.

•	We are a member of the S&P High Yield Dividend Aristocrats.

Corporate Governance Highlights

•	Board Independence: 11 of our 13 Directors are independent under the New York Stock Exchange (“NYSE”) rules.

•	There are regular executive sessions for independent Directors and any independent Director may raise matters for discussion at these executive sessions.

•	Our Board and each committee may engage independent advisors at their sole discretion.

•	Commencing with Directors elected at the 2014 Annual Meeting of Shareholders, we began the process of declassifying our board. All directors will stand for a one-year term at the 2016 Annual Meeting of Shareholders.

•	Our Director attendance for Board and committee meetings was in excess of 98% in 2014.

•	Our share ownership policy for Directors requires that each own a minimum market value equal to four times the standard annual cash retainer.

•	We have a single class of shares.

•	We do not have a poison pill.

•	We prohibit our Directors and Executive Officers from hedging or pledging their Company stock.

•	We maintain comprehensive processes for evaluating and managing risks.

Executive Compensation Highlights

•	Our executive compensation program utilizes a mix of base salary, short-term annual performance-based cash incentives, long-term incentives (equity awards), and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance.

•	Our long-term incentive awards include a performance-based component based on our total shareholder return relative to our comparator peer group.

•	Our Executive Officers are subject to stock ownership and stock holding requirements.

•	Shareholders have indicated strong support for our executive compensation program, evidenced by the greater than 95% approval rating of our executive compensation program at our 2014 Annual Meeting of Shareholders.

•	Our Executive Officers do not have employment agreements that guarantee the terms of employment regardless of performance.

•	The Compensation Committee engaged Towers Watson as an independent compensation consultant for fiscal year 2014. The firm advised the Committee on executive and director compensation but performed no other services for the Company in 2014.

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2014 Executive Officer Transitions

During 2014, we had several management transitions within the Executive Officer group. These transactions are summarized below:

•	On February 17, 2014, James W. Ransom, Jr. was appointed to the position of Senior Vice President and President of our North American Operations. Mr. Ransom previously served as Group President, a position he held since 2012.

•	On August 7, 2014, our Board of Directors appointed William F. Austen to the position of President and Chief Executive Officer and he was also appointed to the Board of Directors. Additionally, in connection with Mr. Austen’s appointment, our Board of Directors announced that Henry J. Theisen would serve as Executive Chairman until his planned retirement at the 2015 Annual Meeting of Shareholders.

•	On December 4, 2014, our Board of Directors appointed Michael B. Clauer to the position of Vice President and Chief Financial Officer. Jerry S. Krempa, our Vice President and Controller, had been serving as interim principal financial officer since November 14, 2013.

Nominees for Directors

The following table provides summary information about each Director-nominee. Directors elected at and after the 2014 Annual Meeting of Shareholders are elected to one-year terms. Detailed information about each Directors’ background, skillset and areas of experience can be found beginning on page 13.

					Board
					Leadership/
Name	Age	Director Since	Occupation and Experience	Independent	Committee Memberships	Other Boards
William F. Austen	56	2014	Chief Executive Officer and			• Tennant Company
			President of Bemis Company, Inc.
Ronald J. Floto	72	2012	President of FLT International, LLC		• Audit	• FLT International, LLC
						• Accel Networks, LLC
Timothy M. Manganello	65	2004	Retired Chief Executive Officer and		• Independent	• Zep Inc.
			Executive Chairman of the Board		Lead Director	• Delphi Automotive PLC
			at BorgWarner, Inc.		• Executive
					• Nominating
					and Corporate
					Governance
William L. Mansfield	66	2012	Retired Chairman of Valspar		• Compensation	• Triumph Group, Inc.
			Corporation		• Nominating	• Axiall Corporation
					and Corporate
					Governance
Arun Nayar	64	2015	Executive Vice President and
			Chief Financial Officer of Tyco
			International plc
Edward N. Perry	68	1992	Retired Of Counsel at Hirsch		• Compensation
			Roberts Weinstein LLP		• Nominating
					and Corporate
					Governance
Philip G. Weaver	62	2005	Retired Vice President and Chief		• Audit (Chair)
			Financial Officer of Cooper Tire &		• Executive
			Rubber Company

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IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting of Shareholders to be held on Thursday, May 7, 2015. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about March 20, 2015.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Under the rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•	“FOR” the seven Director-nominees set forth herein;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

•	“FOR” the approval of our executive compensation; and

•	“FOR” the approval of an amendment to the Bemis Executive Officer Performance Plan.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

How can I vote my shares?

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Available 24/7 www.proxyvote.com	Call toll-free 1-800-690-6903	Mark, sign and date your proxy card and send in postage-paid envelope provided

You have until 11:59 p.m. Eastern Daylight Time on Wednesday, May 6, 2015 to vote by internet and telephone. Your mailed proxy card must be received prior to the Annual Meeting of Shareholders. You may also vote your shares at the Annual Meeting of Shareholders. However, you will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

For your information, voting via the Internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

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Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by Internet by our Directors, Officers or other regular employees without remuneration other than regular compensation.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 9, 2015, will be entitled to vote at the meeting. As of that date, we had outstanding 97,439,764 shares of Common Stock. Each share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors, approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and approve an amendment to the Bemis Executive Officer Performance Plan. The Say-on-Pay Vote is advisory and non-binding, but we will consider shareholders to have approved the compensation of our named executive officers if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The election of Directors, the Say-on-Pay Vote and the approval of the amendment to the Bemis Executive Officer Performance Plan, are matters on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on these proposals, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only persons known to us to beneficially own, as of March 9, 2015, more than 5 percent of our outstanding Common Stock are set forth in the following table.

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Outstanding Shares
State Street Corporation(1)
One Lincoln Street
Boston, MA 02111	6,869,825	6.9%
The Vanguard Group, Inc.(2)
100 Vanguard Blvd.
Malvern, PA 19355	6,964,578	7.0%
BlackRock, Inc.(3)
55 East 52nd Street
New York, NY 10022	6,668,052	6.7%
(1)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 11, 2015, State Street Corporation has shared voting and dispositive power over all 6,869,825 shares.
(2)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 10, 2015, Vanguard has sole voting power over 66,594 shares, sole dispositive power over 6,906,084 shares, and shared dispositive power over 58,494 shares.
(3)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on January 29, 2015, BlackRock, Inc. has sole voting power over 6,117,233 shares and sole dispositive power over 6,668,052 shares.

SHARES AVAILABLE FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table details, as of December 31, 2014, for Directors, Executive Officers, and all other participants in our equity compensation plans:

(a)	The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of restricted stock units (including time- and performance-based units);

(b)	The weighted average exercise price of all outstanding options; and

(c)	The number of shares remaining available for future issuance under equity compensation plans.

Number of shares remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,268,771(1)	N/A(2)	3,324,257(3)
Equity compensation plans not approved by security holders	—	—	—
	2,268,771(1)	N/A	3,324,257(3)

(1)	Includes restricted stock units.
(2)	Restricted stock units do not have an exercise price.
(3)	May be issued as options or restricted stock units.

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SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR-NOMINEES AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of our Common Stock as of March 9, 2015, by each Director, each nominee for Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 97,439,764 shares outstanding as of March 9, 2015.

		Voting or			Percent of
		Investment	Right to		Outstanding
Beneficial Owner	Direct(1)	Power(2)	Acquire(3)	Total	Shares
William F. Austen	168,282	12,128	57,775	238,185	*
Michael B. Clauer	0	0	2,232	2,232	*
Sheri H. Edison	4,605	0	30,073	34,678	*
Timothy S. Fliss	8,778	0	0	8,778	*
Ronald J. Floto	10,796	0	0	10,796	*
David S. Haffner	39,316	0	0	39,316	*
Barbara L. Johnson	14,026	0	0	14,026	*
Jerry S. Krempa	22,164	0	0	22,164	*
Timothy M. Manganello	70,927	0	0	70,927	*
William L. Mansfield	13,035	0	0	13,035	*
Arun Nayar	6,325	0	0	6,325	*
Paul S. Peercy	30,025	0	0	30,025	*
Edward N. Perry	83,368	108,559	0	191,927	*
James W. Ransom, Jr.	57,518	0	40,268	97,786	*
David T. Szczupak	3,392	0	0	3,392	*
Henry J. Theisen	247,631	77,898	179,674	505,203	*
Holly A. Van Deursen	17,873	0	0	17,873	*
Philip G. Weaver	26,079	0	0	26,079	*
All Executive Officers and Directors as a Group (20 persons)	905,976	198,585	310,023	1,414,584	1.5%
*	Less than one percent (1%).
(1)	These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account. Also included are shares resulting from option exercises and shares held in 401(k) accounts of Executive Officers.
(2)	This column includes other shares over which Directors and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.
(3)	Includes shares that are currently vested or that will vest within 60 days of March 9, 2015 pursuant to the grants made under the 2007 Stock Incentive Plan.

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PROPOSAL 1	ELECTION OF DIRECTORS

Directors have historically been divided into three classes elected on a staggered basis for three-year terms. However, on November 26, 2012, the Board of Directors approved an amendment to our by-laws to phase-in a declassification of the Board of Directors commencing with the directors elected at the 2014 Annual Meeting of Shareholders. Directors elected at and after the 2014 Annual Meeting of Shareholders are elected to one-year terms.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated seven persons to the class of Directors to be elected at the meeting. Persons elected serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee. In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Director-Nominees for Terms Expiring in 2016

Edward N. Perry

Age: 68
Director Since 1992

A labor and employment attorney, Mr. Perry retired from the active practice of law on December 31, 2012. He had been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and from 2008 until his retirement had been Of Counsel to the law firm of Hirsch Roberts Weinstein LLP. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen, LLP from 2004 to 2005 and to Sullivan, Weinstein & McQuay, PC from 2006 to 2008. With more than 20 years of continuous service on our Board, Mr. Perry is our longest-serving director and has a thorough knowledge and understanding of our Company and our industry. Mr. Perry’s background as an attorney makes him well qualified to provide perspective on the legal affairs of our Company, and his expertise in labor and employment law provides an important perspective on human resources matters. His background also assists in the evaluation of financial policies and controls as well as legal and regulatory risks and opportunities.

Timothy M. Manganello

Age: 65
Director Since 2004

Mr. Manganello has been the independent Lead Director for the Board of Directors since August 2013. Mr. Manganello retired as Chief Executive Officer of BorgWarner Inc. (NYSE: BWA), a leader in highly engineered components and systems for vehicle powertrain applications worldwide, at the end of 2012 and retired as Executive Chairman of the Board of BorgWarner effective April 24, 2013. He had served in these roles since 2003. Mr. Manganello was also President, Chief Operating Officer and a board member of BorgWarner from 2002 until 2003. He served as Executive Vice President from 2001 until 2002 and President and General Manager of BorgWarner TorqTransfer Systems from 1999 to 2002. Mr. Manganello was previously Chairman of the Federal Reserve Bank of Chicago – Detroit Branch and is currently a Director Delphi Automotive PLC (NYSE: DLPH), a global automotive parts supplier, and Zep Inc. (NYSE: ZEP), a producer and marketer of specialty chemical solutions. Mr. Manganello offers the Board valuable experience in international acquisition integration, operations management, labor relations, engineering-based research and development, long-term strategic planning, capital markets financing, and financial performance measurement.

Philip G. Weaver

Age: 62
Director Since 2005

Mr. Weaver is presently a consultant to industry. Until his retirement on December 31, 2009, Mr. Weaver was Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), a global company specializing in the design, manufacture, and sale of passenger car, light truck, medium truck, motorcycle, and racing tires. He had been Vice President and Chief Financial Officer since 1998. He previously served as the Vice President of the tire division from 1994 to 1998 and served as Controller of the tire division from 1990 to 1994. Mr. Weaver’s expertise in accounting and finance, and his experience as a chief financial officer of a public company, provide him with a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing, and auditing. In addition to his extensive experience with acquisitions and international operations, his finance background makes him well qualified to be the Chair of our Audit Committee.

Ronald J. Floto

Age: 72
Director Since 2012

Mr. Floto is currently President and a Director of FLT International, LLC, a company providing investment management consulting, which he founded in 2007. For ten years prior to that, Mr. Floto was the Chief Executive Officer at Dairy Farm International Holdings Limited (SES: DAIR). He served as a director of Dairy Farms from 1997 until 2013. From 1994 to 1997, he was President of the Super K Division at Kmart Corporation. Mr. Floto also currently serves on the Board of Directors of Accel Networks, LLC, a privately owned company specializing in fixed cellular broadband networking services. Mr. Floto’s vast experience in the retail and food industries provides extensive knowledge and insight into the needs of our customers in those industries. In addition, his international expertise offers important insight into the global aspects of our business.

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William L. Mansfield

Age: 66
Director Since 2012

Mr. Mansfield is on the Board of Directors of Triumph Group, Inc. (NYSE: TGI), an international supplier of aerospace components and systems, a position he has held since 2012. Mr. Mansfield is also a director of Axiall Corporation (NYSE: AXLL), a producer of chloralkali and chlorovinyl materials, a position he has held since 2012. Mr. Mansfield retired as the Chairman of Valspar Corporation, a global paints and coatings manufacturer (NYSE: VAL), effective June 6, 2012. He had been a director at Valspar Corporation since 2005. He became Chairman of Valspar in August 2007 and previously served as Chief Executive Officer of Valspar from February 2005 until his retirement in June 2011. Mr. Mansfield was President of Valspar from February 2005 to February 2008. Mr. Mansfield’s broad experience in strategic planning, operations, financial management and investor relations is a valuable asset to our Company. In addition, his leadership experience with a publicly-traded company provides important background expertise and knowledge to the Company.

William F. Austen

Age: 56
Director Since 2014

Mr. Austen is our President and Chief Executive Officer, a position he was appointed to in 2014. He was previously Executive Vice President and Chief Operating Officer from 2013 to 2014, Group President from 2012 through 2013 and Vice President of Operations from 2004 to 2012. From 2000 to 2004, Mr. Austen served as the President and Chief Executive Officer of Morgan Adhesives Company which, at the time, was a division of the Company. Prior to joining the Company, Mr. Austen held various positions at General Electric Company from 1980 until 2000. Mr. Austen is also a director of Tennant Company (NYSE: TNC), a leading company in designing, manufacturing and marketing cleaning products, where he is a member of the Audit Committee and the Compensation Committee. Mr. Austen has an intimate understanding of the Company and its operations. His expertise in global manufacturing and operations is critical to the Company along with his experience in international mergers and acquisitions and business integration.

Arun Nayar

Age: 64
Director Since 2015

Mr. Nayar is currently the Executive Vice President and Chief Financial Officer of Tyco International plc, a fire protection and security company (NYSE: TYC). He has been serving in this role since 2012. He joined Tyco in 2008 as the company’s Senior Vice President and Treasurer, and was also the Chief Financial Officer of Tyco’s ADT Worldwide business. From 2010 until September 2012, Mr. Nayar was Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer. Prior to joining Tyco, Nayar spent six years at PepsiCo, most recently as Chief Financial Officer of Global Operations, and before that as Vice President and Assistant Treasurer –Corporate Finance. Mr. Nayar has a career in finance that spans more than 35 years. His global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions, and treasury matters will provide important insight into the global and financial matters of our Company.

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

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Directors Whose Terms Expire in 2016

David S. Haffner

Age: 62
Director Since 2004

Mr. Haffner is Chairman and Chief Executive Officer of Leggett & Platt, Inc. (NYSE: LEG), a diversified manufacturing company. Mr. Haffner was elected Chairman in May 2013. He has been Chief Executive Officer since 2006 and President since 2002. He previously served as Chief Operating Officer from 1999 to 2006 and as Executive Vice President of Leggett & Platt from 1995 to 2002. Mr. Haffner has experience managing the operations of an acquisitive, international, public company, which has assisted us with respect to our recent international acquisitions and subsequent integration activities. In addition, his experience with manufacturing operations, labor relations, compensation strategy, and financial performance measurement at Leggett & Platt provides valuable insight and makes him well qualified to be the Chair of our Compensation Committee.

Holly A. Van Deursen

Age: 56
Director Since 2008

Ms. Van Deursen is currently a Director of Actuant Corporation (NYSE: ATU); Anson Industries, a private company; Petroleum Geo-Services (OSE: PGS); and Capstone Turbine Corporation (NASDAQ: CPST). She was most recently an executive in the petrochemical industry, and she has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London, and Hong Kong. She was Group Vice President of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003. Ms. Van Deursen has extensive experience in the chemical industry, from which Bemis buys the majority of its raw materials. She also has an engineering background and personal international experience, which is relevant to our strategic focus on technology and innovation, as well as disciplined international expansion. Her experience in strategic analysis at British Petroleum further enhances her ability to analyse and evaluate our financial risks and opportunities. Additionally, Ms. Van Deursen’s governance experience provides important expertise and knowledge making her well qualified to be the Chair of our Nominating and Corporate Governance Committee.

David T. Szczupak

Age: 59
Director Since 2012

Mr. Szczupak is currently the Executive Vice President, Global Product Organization, for Whirlpool Corporation (NYSE: WHR), a manufacturer and marketer of major home appliances, and has served in that capacity since 2008. He leads Whirlpool’s global research, engineering, product business teams and strategic sourcing. From 2006 to 2008, Mr. Szczupak served as Chief Operating Officer of Dura Automotive Systems, an international automotive supplier. While at Dura, he provided strategic direction for product development, purchasing, manufacturing and product quality. Before joining Dura, Mr. Szczupak worked at Ford Motor Company for 22 years in a variety of leadership roles including Group Vice President of Manufacturing. Mr. Szczupak has a Master’s Degree in Automotive Engineering from Cranfield University in the United Kingdom. Mr. Szczupak’s extensive background in product development, strategic planning, engineering, and manufacturing provides a unique and valuable perspective to our operations and strategic focus on innovation. In addition, his experience as an executive with publicly-traded companies provides important knowledge and expertise to the Company.

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CORPORATE GOVERNANCE

Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at: http://www.bemis.com/na/about-us

•	Restated Articles of Incorporation

•	Amended By-Laws of Bemis Company, Inc.

•	Principles of Corporate Governance

•	Board of Directors Charter

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Bemis Company, Inc. Code of Conduct

•	Bemis Corporate Responsibility Report

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Bemis Company, Inc., Attention: Corporate Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.

Director Independence

The Board has determined that all Directors and Director-nominees, with the exception of Messrs. Theisen and Austen, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, is independent. In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director’s independence. To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.

In making such determination, the Board reviewed all relationships between the Company and each Director and Director-nominee. In particular, the Board examined sales in 2014 in the amount of $654,000 made by the Company to a subsidiary of Whirlpool Corporation. Mr. Szczupak serves as an executive officer of Whirlpool. The Board determined that Mr. Szczupak had no role with respect to the Company’s decision to sell product or with Whirlpool’s decision to buy product in this transaction. The aggregate amount of the transaction was well below the NYSE threshold of the greater of (1) $1,000,000 or (2) 2% of consolidated gross revenues of Whirlpool. In addition, this transaction is not a related person transaction under Item 404 of Regulation S-K as Mr. Szczupak does not have a direct or indirect material interest in the transaction.

Director Attendance

All members then comprising the Board of Directors attended the Annual Meeting of Shareholders in 2014 with the exception of Ms. Johnson. The Board does not have a formal written policy requiring members to attend the Annual Meeting of Shareholders, although all members have traditionally attended. The Board of Directors held four regular quarterly meetings and two additional special meetings by conference call during the year ended December 31, 2014. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and meetings of committees on which they served.

Committees of the Board

The Board of Directors has the following Committees and the corresponding responsibilities. The composition of the Committees is also provided in this chart below. As the Board of Directors deems appropriate, it will appoint ad hoc committees to address discreet matters. In 2014, the Board did not appoint any ad hoc committees.

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Committee	Responsibilities		Committee Members	Total Number of Meetings During 2014
EXECUTIVE COMMITTEE	•	Meets or acts only in emergency situations or when requested by the full Board of Directors	Mr. Theisen (Chair) Mr. Haffner Mr. Manganello Ms. Van Deursen Mr. Weaver	None
	•	Has the authority to exercise all powers of the full Board of Directors except it cannot change the membership of, or fill any vacancies in, the Executive Committee or amend the Company by-laws
	•	Must report any actions taken by the Executive Committee to the full Board of Directors as soon as reasonably possible
AUDIT COMMITTEE	•	Assists the Board of Directors by performing the duties described in the Audit Committee Charter	Mr. Weaver (Chair)(1) Mr. Floto Mr. Peercy Mr. Szczupak Ms. Van Deursen	8
	•	Oversight responsibility for the integrity and fair presentation of our financial reporting
	•	Responsibility for the appointment, compensation, and oversight of our independent registered public accounting firm
	•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit
COMPENSATION COMMITTEE	•	Assists the Board of Directors by performing the duties described in the Compensation Committee Charter.	Mr. Haffner (Chair) Ms. Johnson Mr. Mansfield Mr. Perry	5
	•	Approves the compensation of the Executive Officers and Directors
	•	Evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation
	•	Reviews and discusses the Compensation Discussion and Analysis and recommends its inclusion in the proxy statement
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	•	Assists the Board of Directors by performing the duties described in the Nominating and Corporate Governance Committee Charter.	Ms. Van Deursen (Chair) Mr. Manganello Mr. Mansfield Mr. Perry	4
	•	Leads self-assessment of the Board of Directors
	•	Recommends to the Board the selection and succession for the CEO, as appropriate, to address leadership continuity
	•	Makes recommendations for the overall composition of the Board of Directors and its committees (taking into consideration diversity through differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes as well as tenure, other board service, job changes, retirement and independence)
(1)	The Board has determined that all members of the Audit Committee are financially literate and that Mr. Weaver is a financial expert as defined by the SEC. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

Board Leadership Structure

On August 7, 2014, the Board announced the election of Mr. Austen to the position of President and Chief Executive Officer. Mr. Theisen, who previously served as President and Chief Executive Officer, continued as Executive Chairman.

We do not have an express policy as to whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances. Pursuant to our Principles of Corporate Governance, when the Chairman of the Board is not an independent Director, an independent Lead Director will be elected to serve as a liaison between the independent directors and the Chairman. Upon Mr. Theisen’s retirement in May of 2015, the Board intends to fill the role of Chairman of the Board with an independent Director.

Timothy M. Manganello is serving as the independent Lead Director of the Board of Directors. Mr. Manganello has served as a Director of Bemis since 2004, and recently retired as Executive Chairman of the Board of BorgWarner. He previously served as Chairman and Chief Executive Officer of BorgWarner from 2003 through 2012.

Mr. Manganello presides as the Lead Director for meetings of the independent Directors. Such meetings of the independent Directors are held at the beginning and conclusion of every Board meeting without the presence of management. In carrying out the duties of the independent Lead Director, Mr. Manganello collaborates and consults as appropriate with the Chairman of the Board. The duties of the Lead Director include:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;

•	Serve as liaison between the Chairman and the independent Directors;

•	Review information sent to the Board;

•	Review meeting agendas for the Board;

•	Review meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent Directors;

•	If requested by major shareholders and after consultation with the Chairman and the General Counsel, ensure that he or she or the appropriate Director is available for consultation and direct communication; and

•	Be accountable to and provide leadership for issues of corporate governance where appropriate.

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Compliance and Business Integrity

We are committed to demonstrating the highest level of ethics and integrity possible in internal and external interactions. Each Director and Executive Officer, as well as all Company employees, are required to act with honesty and integrity. Our Code of Conduct covers areas of professional conduct including conflicts of interest, improper payments, preservation of corporate assets, confidentiality, proprietary information and intellectual property. Our Code of Conduct also requires compliance with all laws and regulations applicable to our business. We provide all employees with access to an anonymous reporting system for any actual or apparent violations of our Code of Conduct. We intend to disclose on our website any amendments to, or waivers of, our Code of Conduct involving any Director or Executive Officer of the Company.

Board’s Role in Oversight of Risk Management

Our Board of Directors takes an active role in the oversight of our Company both as a full Board and through its committees. Each of the Board committees considers risk within its area of responsibility.

We engage in an annual enterprise-wide risk management (“ERM”) process which includes periodic risk assessments performed during the year. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled by our Director of Risk Management. The report is reviewed and approved by the Chief Executive Officer, Chief Financial Officer, and General Counsel. The report is presented to the full board annually by our Director of Risk Management to ensure completeness, appropriate oversight, and review, and supplemented with quarterly updates. Interim reports on specific risks are provided if requested by the Board or recommended by management.

Nominations for Directors

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance, which are summarized below, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our amended by-laws. Under our amended by-laws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year’s annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

From time to time, Bemis engages a search firm to help identify and facilitate the screening and interview process of Director-nominees. In connection with the Nominating and Corporate Governance Committee’s evaluation of a Director-nominee, the Nominating and Corporate Governance Committee:

•	believes that nominees must have experience as a Board member or senior officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience;

•	evaluates whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological, or other expertise;

•	engages the search firm to screen the candidates, perform reference checks, prepare a biography for each candidate for the Committee to review, and help set up interviews;

•	interviews, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the criteria; and

•	selects nominees that best suit the Board’s needs.

Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors.

Bemis Company, Inc.
c/o Corporate Secretary
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669
Phone: 920-527-5000

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SECTION 16(a)	BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers, and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the SEC. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2014 and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2014.

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TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Item 404 of Regulation S-K (“Related Person Transaction”), before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Audit Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Audit Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Audit Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Audit Committee. Any action taken by the Chairman shall be reported to the Audit Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

•	whether the terms of the transaction are fair;

•	whether the transaction is material to us;

•	the role the related person has played in arranging the Related Person Transaction;

•	the structure of the Related Person Transaction; and

•	the interests of all related persons in the Related Person Transaction.

A Related Person Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair.

Approval Process

The Audit Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Audit Committee deems appropriate:

•	requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction;

•	assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

•	limiting the duration or magnitude of the Related Person Transaction;

•	requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Audit Committee on a regular basis;

•	requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

•	appointing a Company representative to monitor various aspects of the Related Person Transaction.

In the case of any transaction for which ratification is sought, the Audit Committee may require amendment or termination of the transaction, or implementation of any of the above actions, if the Audit Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2014

Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2014, there were no Related Person Transactions meeting the requirements of Item 404 of Regulation S-K.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Overview and Introduction

The Compensation Discussion and Analysis (“CD&A”) identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our Named Executive Officers identified in the Summary Compensation Table. For 2014, our Named Executive Officers (“NEOs”) identified in the Summary Compensation Table include our Chief Executive Officer (CEO), former CEO, Chief Financial Officer (CFO), Vice President and Controller (former interim principal financial officer), and the next three highest compensated Executive Officers serving as such at year-end. On August 7, 2014, the Board of Directors elected Mr. Austen as President and CEO. Mr. Austen succeeded Mr. Theisen, who is serving as Executive Chairman of the Board of Directors until his planned retirement at the 2015 Annual Meeting of Shareholders. Mr. Krempa was named the interim principal financial officer, effective November 14, 2013, and continued in this role until Mr. Clauer was hired as CFO effective December 4, 2014. The components of the compensation and benefits provided to all Executive Officers, including the Named Executive Officers, are similar in design. The CD&A should be read in conjunction with the applicable compensation tables.

2014 Executive Summary

2014 Compensation Overview

Our executive compensation program is comprised of base salary, short-term annual performance-based cash incentives, long-term incentives (equity), and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. The highlights of our 2014 compensation program are as follows:

•	The annual incentive plan is comprised of two components: adjusted earnings per share (“Adjusted EPS”) and adjusted after-tax return on invested capital (“Adjusted ROIC”). Each component is 50 percent of the Executive Officers’ target awards. Annual year-over-year Adjusted EPS performance was 109.21 percent, which resulted in a 140.13 percent payout of that component of each Executive Officer’s target award. Adjusted ROIC performance was 9.5 percent, which resulted in an 87.5 percent payout of that component of each Executive Officer’s target award. The resulting total annual incentive payout was 113.82 percent of each Executive Officer’s target award.

•	Long-term incentives are awarded in the form of restricted share units that are split evenly between time-based share units and performance-based share units, each with a three-year vesting period. For the January 1, 2012 through December 31, 2014 performance period, our Total Shareholder Return (“TSR”) ranked at the 30.7th percentile in comparison to our TSR comparator group (“TSR Comparator Group”). This resulted in a payout of 59.5 percent of the Executive Officers’ target awards of performance-based share units. A detailed description of the TSR Comparator Group may be found in the “Executive Compensation Elements” section below.

•	2014 base salaries for Executive Officers were modestly increased consistent with market trends of approximately 3 percent and to ensure base salary was positioned in the middle range of our Total Target Compensation (“TTC”) Comparator Group except as noted below. A detailed description of the TTC Comparator Group may be found in the “Setting Compensation” section below.

–	In connection with his election to President and CEO, Mr. Austen’s base salary increased to $900,000, his target annual incentive increased to 110%, and his long-term incentive target increased to 340%, effective August 1, 2014.

–	In connection with his election to the position of Senior Vice President and President of our North American Operations, Mr. Ransom’s base salary increased to $550,000, his target annual incentive increased to 70%, and his long-term incentive target increased to 175%, effective February 1, 2014.

–	The base salaries for Mr. Krempa and Mr. Fliss were increased to position them in the middle range of our TTC Comparator Group.

•	Annual incentive targets and long-term incentive targets as a percentage of base salary remained the same from 2013 for our Executive Officers, with the exception of Mr. Krempa and Mr. Fliss, whose targets were increased to position them in the middle range of our TTC Comparator Group.

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Say-on-Pay

Shareholders voted strongly in favor of our executive compensation program at our 2014 annual shareholders meeting. Specifically, more than 95 percent of the shares voted at the annual meeting in 2014 voted in favor of the compensation paid to our NEOs. In light of the positive result of the “say-on-pay” vote, we made no material changes to our 2015 program. However, we continue to refine our program to align with shareholder interests. In 2015, the metrics used in the Bemis Executive Officer Performance Plan (“BEOPP”) have been revised to replace Adjusted EPS with Adjusted Return on Net Sales which is 50 percent of the target award. Adjusted ROIC will remain as the second metric for this plan which is also 50 percent of the target award. Additionally, beginning with the 2015 grant, the comparator group for the performance-based share units under the 2014 Bemis Stock Incentive plan has been refined to align with the Proxy Comparator group used for Executive compensation which is described in the “Setting Compensation” section below.

Compensation Committee Responsibilities

The Committee has been authorized and empowered by our Board of Directors to review and approve compensation for our Executive Officers and to ensure that our compensation program is meeting its intended objectives. The program is straightforward and driven by several key objectives described further below. The Committee’s responsibility is to provide an effective compensation program that aligns the interests of shareholders and management. Taking into account the market check analysis and recommendations from Towers Watson, the Committee determines CEO compensation based upon the Board’s annual CEO performance evaluation and recommends to the Board of Directors the competitive pay package for its Directors.

The Committee believes in allowing management the opportunity to provide input into our executive compensation program. In setting compensation for all other Executive Officers, the Committee utilizes recommendations from the CEO, input from the Vice President, Human Resources, and the market check analysis and recommendations from Towers Watson. More information on Towers Watson may be found in the “Setting Compensation” section below.

Compensation Philosophy and Objectives

The Committee believes the most effective compensation program is one that rewards achievement of specific annual and long-term strategic goals, without encouraging undue risk-taking. This program is reviewed on an annual basis by the Committee to ensure competitive positioning, alignment with goals and a focus on enhancing shareholder value in the current and forecasted business environments. The key elements of our philosophy are designed to:

•	attract and retain key talent;

•	motivate individuals to achieve our goals;

•	achieve results that enhance shareholder value; and

•	grow long-term earnings.

Accordingly, the Committee has designed a compensation program that includes base salary, short-term annual performance-based cash incentives, and long-term incentives in the form of restricted share units, both time-based and performance-based, to align with our philosophy.

We target each element of compensation, as well as the aggregate compensation, at or near the middle range of our TTC Comparator Group. Outlined below are the compensation elements that apply to all Executive Officers.

Compensation Elements		Why We Pay
•	Base Salary	•	Attract and retain executives
•	Short-Term Annual Performance-Based Cash Incentives	•	Attract and retain executives
	(Non-Equity)	•	Motivate executives to achieve short-term key business priorities and objectives
		•	Hold executives accountable for performance against goals
•	Long-Term Incentive Compensation (Equity)	•	Motivate executives to achieve key long-term goals and objectives
		•	Hold executives accountable for performance against goals
		•	Focus executive decisions on long-term success/earnings that enhance shareholder value
		•	Provide executives with increased ability to acquire equity ownership
		•	Attract and retain executives
•	Retirement and Other Benefit Plans	•	Provide income security for retirement
		•	Attract and retain executives
•	Perquisites	•	Attract and retain executives
		•	Enhance executive productivity

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Setting Compensation

The Committee makes all final decisions regarding Executive Officer compensation. The Committee considers the following factors when making compensation decisions:

•	job responsibilities and complexities;

•	performance, experience, and proficiency in the role;

•	comparison to external market data;

•	merit increase percentages consistent with other Bemis salaried employees;

•	potential and succession planning considerations; and

•	recommendations of the CEO and the Vice President, Human Resources.

The Committee uses an independent, outside compensation consultant, Towers Watson, to conduct an external market check as an input to the decision-making process. This market check is a thorough benchmarking process that uses two external data sources to evaluate the external competitiveness of total target compensation, including base salaries, target short-term annual performance-based cash incentives (non-equity incentive compensation), and target long-term equity compensation. The Committee considered the independence of Towers Watson and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Committee.

Benchmarking Using Peer Groups

The first data source in developing our peer group is a customized industry specific survey from the Towers Watson Compensation Databank that includes 41 companies (“Survey Comparator Group”) within the industrial manufacturing and consumer products/non-durable industries. The second data source is proxy data that includes 16 companies (“Proxy Comparator Group”), including many within the paper and container packaging industry. Companies included in the data from both sources have annual revenue ranging from $2 billion to $10 billion, approximately 40 percent to 200 percent of our 2013 revenue. The survey data from the Towers Watson Compensation Databank served as the primary data source, with proxy data as a secondary comparison used primarily for pay design. The Survey Comparator Group and the Proxy Comparator Group comprise our Total Target Compensation Comparator Group (“TTC Comparator Group”).

The Towers Watson study conducted in late 2013 (“2013 Study”) evaluated compensation levels for similarly situated executives and provided Bemis with decision-quality market information based upon the data sources described above. This 2013 Study was used as a market check for 2014 compensation decisions.

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The Survey Comparator Group included the following 41 companies:

Aeropostale, Inc.	HD Supply Holdings, Inc.	SC Johnson & Son, Inc.
AMSTED Industries, Inc.	Invensys Controls	Scotts Miracle-Gro Company
AptarGroup, Inc.	IPEX, Inc.	Sealed Air Corporation
Avery Dennison Corporation	ITT Corporation	Sherwin-Williams Company
Ball Corporation	The Lincoln Electric Company	Sonoco Products Company
BorgWarner, Inc.	Lorillard Tobacco Company	SPX Corporation
Carlisle Companies	The Manitowoc Company	Terex Corporation
Donaldson Company	Mary Kay, Inc.	Timken Company
Estee Lauder, Inc.	McJunkin Red Man Corporation	Trinity Industries, Inc.
Flowserve Corporation	NBTY, Inc.	Tupperware Brands Corporation
GAF Building Materials Corporation of America	Owens-Illinois, Inc.	Worthington Industries, Inc.
Gates Corporation	Pall Corporation	W.W. Grainger, Inc.
Hanesbrands, Inc.	Phillips-Van Heusen Corporation	Xylem, Inc.
Hasboro, Inc.	Rockwell Automation, Inc.

This group of companies has median revenue of $4.4 billion and the revenue at the 75th percentile is $7 billion, which places our 2013 revenue in between the median and the 75th percentile.

The Proxy Comparator Group included the following 16 companies:

AptarGroup, Inc.	Greif, Inc.	Silgan Holdings Inc.
Avery Dennison Corporation	MeadWestvaco Corporation	Sonoco Products Company
Ball Corporation	Owens-Illinois, Inc.	The Valspar Corporation
The Clorox Company	Packaging Corp. of America	Weyerhaeuser Company
Crown Holdings, Inc.	Rock-Tenn Company
Graphic Packaging Holding Company	Sealed Air Corporation

The 2013 Study revealed the following important facts as it relates to our executive compensation program:

•	Competitive pay levels were similar in both data sources.

•	All elements of our pay are within 10% of the median. The overall executive compensation program is competitive with the median. However, the percentile varies by Executive Officer.

•	In the aggregate, the Executive Officers’ base salaries, target bonuses and long-term incentives are all within 5% of the median.

•	Mr. Theisen, in his position as CEO, was positioned 1 percent below the median of the survey data when all target total direct compensation was considered.

Compensation Committee Review and Approval

Using the results of the 2013 Study, the Committee then consulted with Towers Watson regarding recommended compensation adjustments, consistent with market trends, Bemis’ philosophy and affordability. Based on this analysis, the Committee approved modest compensation changes for each Executive Officer to better align with the middle range of our TTC Comparator Group. With respect to Mr. Austen’s election as President and CEO, in particular, the Committee took into account a variety of factors (including tenure in office) to set the target compensation which, for 2014, is below the market median.

We believe the design of our compensation program is integral to attracting and retaining the executive talent necessary to meet our objectives. Additional comments regarding our compensation program are highlighted below.

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Executive Compensation Elements

As noted above, the standard elements of our compensation program consists of: base salary, short-term annual performance-based cash incentives, long-term equity incentives, retirement and other benefit plans and perquisites.

In addition to the annual compensation elements listed above, we have double-trigger “change of control” agreements with our Executive Officers that provide for the payment of compensation and benefits in the event of termination following a change of control (see Potential Payments Upon Termination Table).

Base Salary

The base salary is a guaranteed component of annual cash compensation that attracts and retains our Executive Officers. We target base salary at or near the middle range of our TTC Comparator Group while incorporating other factors as previously discussed.

Short-Term Annual Performance-Based Cash Incentives (Non-Equity)

The Bemis Executive Officer Performance Plan (“BEOPP”) was reapproved by our shareholders in May 2014. An amendment to the plan is being presented to our shareholders for approval pursuant to proposal 4 in this proxy statement.

The purpose of the BEOPP is to provide incentives to our Executive Officers to produce a superior shareholder return. Amounts paid under the terms of the BEOPP are intended to qualify as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code.

The following components are part of our short-term incentive program:

•	no discretion for individual performance;

•	no discretion by the Committee once the goal criteria is determined, other than the ability to exercise negative discretion;

•	payout is based on two components: Adjusted EPS growth year-over-year (“Adjusted EPS Goal”) and Adjusted ROIC result as compared to goal (“Adjusted ROIC Goal”); and

•	target award is a percentage of base salary.

Each Executive Officer’s target percentage is established by the Committee based on the middle range of the TTC Comparator Group benchmarking data and other factors previously discussed. That percent of annual base salary then becomes the target award. The attainment of the predetermined Adjusted EPS Goal dictates the percent of payment of 50 percent of the target award. The attainment of the predetermined Adjusted ROIC Goal dictates the percent of payment of the other 50 percent of the target award. The Committee sets the goals at the beginning of the year to exclude certain objective, non-operational impacts that may occur during the year.

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EPS Component

The Committee determined that for 2014, the Adjusted EPS Goal was 106 percent of the previous year’s Adjusted EPS. The 106 percent goal is slightly in excess of our annual average growth rate over the last 10 years. If this goal was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted EPS was less than 90 percent of the previous year’s Adjusted EPS, no award would be paid. At 114 percent of the previous year’s Adjusted EPS, the BEOPP would pay two times the target award for this metric.

ROIC Component

The Committee determined that for 2014, the Adjusted ROIC Goal was 9.6 percent which was equal to the ROIC goal in our annual operating plan. If this goal was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted ROIC result was less than 9.2 percent, which was the Adjusted ROIC result from the prior year, no award would be paid. If the Adjusted ROIC result was at least 10.0 percent, the plan would pay two-times the target award for this metric.

The BEOPP funding scales below indicate the ranges of payouts for both Adjusted EPS and Adjusted ROIC:

Results that Impacted 2014 Compensation

In 2014, we achieved Adjusted EPS of 109.21 percent of 2013’s Adjusted EPS, resulting in a bonus payout of 140.13 percent of the EPS portion of each Named Executive Officer’s target award. For 2014, Adjusted EPS was calculated as GAAP EPS, adjusted for the divestiture of our Paper Packaging division, the pressure sensitive plant closure costs and non-cash impairment for net assets held for sale.

We achieved 9.5 percent Adjusted ROIC performance in 2014 (Adjusted ROIC is calculated using a fixed 36% tax rate), resulting in a bonus payout of 87.50 percent for the other half of each Named Executive Officer’s target award. Adjusted ROIC is defined as adjusted net operating profit after taxes divided by the sum of debt less cash plus equity. For 2014, net operating profit used in the calculation of Adjusted ROIC was also adjusted for the divestiture of our Paper Packaging division, the pressure sensitive plant closure costs and non-cash impairment for net assets held for sale.

The resulting total annual incentive payout for 2014 was 113.82 percent of each Named Executive Officer’s target award.

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Long-Term Incentive Compensation (Equity)

In May 2014, our shareholders approved the Bemis Company, Inc. 2014 Stock Incentive Plan (the “2014 Plan”). The Plan provides for issuance of equity awards in the form of restricted share units. The Committee uses a formula tied to base salary to determine the target value of restricted share units awarded to our Executive Officers annually, which is positioned at the middle range of our TTC Comparator Group. The number of target restricted share units awarded is determined by dividing the value by a fixed share price. The long-term incentive compensation provides the opportunity to acquire meaningful equity ownership and has proven to be a critical incentive and retention tool for Executive Officers.

Target restricted share units awarded in 2014 are split evenly between time-based share units which represent 50% of the units awarded and performance-based share units which represent the other 50% of the units awarded. This plan balances the objectives of executive retention and company performance. Both time-based share units and performance-based share units vest after three years and both are subject to accelerated vesting for retirement eligible participants (time and performance-based units are pro-rated upon retirement).

Award Provisions – 50% Time-Based Share Units

As described above, time-based share units vest after three years.

Award Provisions – 50% Performance-Based Share Units

Payout of performance-based share units is determined by relative TSR against the TSR Comparator Group. The TSR Comparator Group consisted of public companies in the S&P 500 Industrials sector.

Performance-based share units are earned on the basis of our TSR measured over a three-year period, relative to our TSR Comparator Group. As it is possible that there will be no payout under the performance-based share units, these awards are completely “at-risk” compensation:

•	TSR reflects share price appreciation and reinvestment of dividends;

•	share price appreciation is measured as the difference between the beginning market price and the ending market price of our shares:

–	beginning market price equals the average closing price on the 20 trading days immediately preceding the performance period; and

–	ending market price equals the average closing price on the last 20 trading days of the performance period;

•	shares of our common stock pay out in a range of 0 percent to 200 percent of target;

•	dividend equivalents on restricted share units will be accrued and distributed at the same time as the shares of Common Stock to which they relate; and

•	shares pay out linearly between the 25th percentile and 55th percentile. Similarly, the shares pay out linearly between the 55th percentile and the 75th percentile.

	–	Example: if we perform at a 40th percentile rank, each Named Executive Officer would receive the number of shares equal to 75 percent of the target award. Further, in order to pay out at the 100 percent target, we must perform above the median of our TSR Comparator Group at the 55th percentile.

The performance-based share units’ payout chart below indicates the range of payouts:

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Accounting Value of Performance-Based Share Units

The accounting value of performance-based share units reflects the number of units expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718. In 2014, the accounting value of each performance-based share unit was 118% of the value of each time-based share unit; the value of each NEO’s long-term incentive award was therefore more heavily weighted towards performance-based shares. As a result, 54% of the value of each NEO’s long-term incentive award is attributable to performance-based shares.

Results that Impacted 2014 Compensation

Our relative TSR results of 61.4 percent resulted in a percentile rank of 30.7 versus the TSR Comparator Group for the January 1, 2012 through December 31, 2014 performance period. This percentile ranking resulted in a 59.5 percent payout under the 2012 performance-based grants.

Retirement and Other Benefits

We offer retirement plans that are intended to supplement the employee’s personal savings and social security. Certain salaried employees in the United States are eligible to participate in defined benefit pension plans. All salaried employees in the United States are eligible to participate in a profit sharing plan and a savings plan. Our salaried defined benefit pension plans were amended in September 2013 to freeze all further benefit accruals as of December 31, 2013.

We offer core employee benefits coverage to attract and retain employees. These benefits:

•	provide our employees with a reasonable level of financial support in the event of illness or injury; and

•	enhance productivity and job satisfaction through programs that focus on work/life balance and wellness.

The available core benefits are the same for all United States employees and Executive Officers, and include medical, pharmacy, dental, wellness, disability coverage, and life insurance. In addition, the Bemis 401(k) savings plans, Bemis Investment Incentive Plan (“BIIP”), Bemis Investment Profit Sharing Plan (“BIPSP”) and our retirement plans provide a reasonable level of retirement income reflecting employees’ careers with us. These plans are generally available to all United States employees, including Executive Officers. We also offer non-qualified supplemental retirement and savings plans, which provide certain additional retirement benefits, including benefits that cannot be provided through the qualified plans due to various Internal Revenue Service limits.

The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Changes that Impacted 2014

In connection with the 2013 freeze to the defined benefit pension plans, the Committee approved an amendment to the Company’s 401(k) plan, effective January 1, 2014, to increase the Company’s matching contributions on deposits of certified earnings and to add individuals impacted by the defined benefit pension service freeze to the plan’s profit sharing component. As a result, the matching contributions are 50% of before-tax deposits up to 4% of certified earnings and 25% of before-tax deposits over 4% (but not over 8%) of certified earnings. The combination of these changes aligns our retirement plans with general market practices.

Perquisites

We have discontinued all material perquisites to all Executive Officers, including Named Executive Officers, with the exception of some limited use of our Company plane by the CEO, and relocation expense reimbursement. Executive Officers do not receive any gross-up adjustments related to income tax for perquisites. The only exceptions are tax reimbursements provided to all employees who participate in our relocation program.

Executive and Director Share Ownership Guidelines

To emphasize the importance of linking Executive Officers’, Directors’, and shareholders’ interests, we have established guidelines that require all Executive Officers and Directors to own a minimum number of Bemis shares. Our share ownership requirement for the CEO is a market value equal to five times the CEO’s annual base salary. Our share ownership requirement for all other Executive Officers is a market value equal to three times the annual base salary. Our share ownership requirement for Directors is four times their annual cash retainer.

Each Executive Officer and Director is expected to achieve the ownership target within five years from the date of election as an Executive Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

Each Executive Officer is required to hold, for a period of not less than three years from the date of share acquisition, one-half of the net number of shares issued pursuant to our equity compensation plans. This restriction expires after the three-year period or upon termination or retirement. In addition, Executive Officers and Directors are prohibited by our Securities Trading and Information Disclosure Policy from hedging or pledging their shares.

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Change of Control Agreements (Management Agreements)

We have management agreements with all Executive Officers to ensure retention and action in the best interests of the shareholders in the event of a change of control. The agreements provide benefits upon a change of control event and subsequent termination. The determination of the amount of payment(s) and benefits for the Named Executive Officers in the event of a change in control for either agreement is described in the footnotes on the Potential Payments Upon Termination Table. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double-trigger).

Historically, the Company used management agreements in order to attract talented individuals and encourage retention of such individuals. However, these agreements stand on their own and do not affect decisions regarding other compensation elements. In 2008, these agreements were revised for all incoming Executive Officers. All agreements entered into following such revisions provide for two years of payments (versus the previous management agreements that provided for three years of payments), and eliminate the grant of additional restricted share unit awards. In addition, effective January 1, 2009, the Committee eliminated the Internal Revenue Code Section 280G excise tax gross-up adjustments from payments due under new Management Agreements. These changes were approved by the Committee in order to provide equitable and competitive benefits based on the Committee’s assessment of general market practices for similar arrangements.

Please see the “Management Agreements” section in this proxy statement.

Risk Assessment

As part of their on-going engagement, Towers Watson routinely provides advice on a variety of topics that helps the Committee to avoid excessive compensation risk. In addition, the Committee periodically engages Towers Watson to conduct a compensation risk management assessment of company-wide incentive practices. The Committee has concluded that the risk associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. No changes were made to our executive compensation program in 2014 that would materially impact the risk assessment.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) requires that we meet specific criteria, including shareholder approval of certain share and bonus plans, in order to deduct compensation over $1,000,000 paid to certain Named Executive Officers for federal income tax purposes. We must submit for shareholder approval certain performance-based compensation plans every five years so that certain payments under those plans may be tax-deductible to us. Shareholder approval must also be obtained to preserve the deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the plan. In 2014, our shareholders reapproved the Bemis Executive Officer Performance Plan. An amendment to the plan is being presented to our shareholders for approval in 2015 pursuant to Proposal 4 in this proxy statement. Also in 2014, our shareholders approved the performance metrics under the Bemis Company, Inc. 2014 Stock Incentive Plan. The Committee intends that certain awards made under these plans will generally be deductible to us. The Committee believes that our compensation programs, both annual and long-term, are in the Company’s best interests and in the best interests of our shareholders. While the Committee will continue to employ compensation programs which are structured to permit tax savings for us, it is possible that components of certain executive compensation program awards may not be tax-deductible to the Company when the Committee determines that payment of the awards is otherwise necessary to achieve our compensation objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee

David S. Haffner, Chair
Barbara L. Johnson
William L. Mansfield
Edward N. Perry

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2014

						Change in Pension
						Value and Non-
					Non-Equity	Qualified Deferred
				Stock	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
		(1)	(2)	(3)	(4)	(5)	(6)
William F. Austen,	2014	754,167		3,997,796	814,726	326,696	42,946	5,936,331
President and	2013	502,000		881,109	279,688	606,692	34,945	2,304,435
Chief Executive Officer	2012	487,000		885,798	397,270	870,483	18,623	2,659,174
Henry J. Theisen,	2014	1,056,000		4,530,338	1,322,075		69,746	6,978,159
Executive Chairman,	2013	1,030,000		4,251,008	971,151	1,480,171	19,029	7,751,359
Former President and
Chief Executive Officer	2012	1,000,000		3,306,988	1,380,500	2,137,929	20,101	7,845,518
Michael B. Clauer,	2014	38,504		409,600			5,209	453,313
Vice President and
Chief Financial Officer

Jerry S. Krempa,	2014	310,000	15,000	479,512	158,772	73,716	23,024	1,060,024
Vice President, Controller and	2013	290,000		308,512	99,429	5,625	23,024	726,590
Former Interim Principal
Financial Officer
James W. Ransom, Jr.,	2014	546,500		1,678,660	438,188	56,321	33,003	2,752,672
Senior Vice President and	2013	495,000		868,820	275,788	17,910	34,413	1,691,931
President - Bemis North America	2012	450,833		782,141	367,766	47,047	22,181	1,669,968
Sheri H. Edison,	2014	441,000		707,052	301,154		28,196	1,477,402
Vice President,	2013	430,000		663,286	221,145		30,051	1,344,482
General Counsel and Secretary	2012	400,000		595,260	276,100		18,014	1,289,374
Timothy S. Fliss,	2014	350,000		483,818	239,012		24,469	1,097,299
Vice President, Human Resources

(1)	Reflects actual base salary paid in 2014. For Mr. Austen, his salary was pro-rated based on his promotion on 8/1/14. For Mr. Ransom, his salary was pro-rated based on his promotion on 2/1/14. For Mr. Clauer, his salary was pro-rated based on his hire date of 12/4/14.
(2)	Mr. Krempa received a one-time bonus in recognition for his contributions to the divestiture of the MACtac business.
(3)	Reflects the grant date fair value of share awards granted in each fiscal year, calculated in accordance with FASB ASC Topic 718. Time-based share units and performance-based share units vest after a three-year period. Time-based grants provided prior to 2013, had a five-year vesting period. Time-based share units are valued at the number of units awarded multiplied by the grant date closing price. Performance-based share units are valued at the number of shares expected to vest based on the probable outcome pursuant to FASB ASC Topic 718, multiplied by the grant date closing price. Assuming that the performance-based share units vest at the maximum performance level, the grant date fair value of the 2014 performance-based share units at the grant date using the 12/31/13 share price of $40.96 would be: Mr. Austen-$3,161,129; Mr. Theisen-$4,232,724; Mr. Clauer-$0; Mr. Krempa- $352,338; Mr. Ransom-$994,345; Ms. Edison-$660,603; and Mr. Fliss-$452,035.
(4)	The amounts in this column reflect cash awards paid under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.
(5)	The amounts in this column reflect the actuarial increase or decrease in the present value of the Named Executive Officers benefits under all established pension plans. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. In 2014, the value of Mr. Theisen’s benefits under the pension plans decreased by $1,134,373. The decrease in Mr. Theisen’s present value of accumulated benefits over the prior year is primarily due to the impact of delayed retirement and the loss of an early retirement subsidy. The same annual benefit was available at 12/31/13 as at 12/31/14. Since he has not retired, Mr. Theisen has lost the value of one year of payments. See Pension Benefits for more detailed information.
(6)	The amounts in this column include a sum of All Other Compensation as described on the next page:

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All Other Compensation

			Profit Sharing	Life
		401(k) Match BIIP	Contribution BIPSP	Insurance	Perquisites	Total
Name	Year	($)	($)	($)	($)	($)
		(a)	(b)		(c)
William F. Austen	2014	7,800	30,167	3,615	1,364	42,946
Henry J. Theisen	2014	7,800	42,240	7,524	12,182	69,746
Michael B. Clauer	2014			209	5,000	5,209
Jerry S. Krempa	2014	7,800	12,400	718	2,106	23,024
James W. Ransom, Jr.	2014	7,800	21,860	1,446	1,897	33,003
Sheri H. Edison	2014	7,800	17,640	2,018	738	28,196
Timothy S. Fliss	2014	7,800	14,000	862	1,807	24,469
(a)	The Bemis Investment Incentive Plan (BIIP) 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers. Participants contribute by making pre-tax employee contributions that are then matched by the Company in Bemis shares. The match is 50% of the first 4% of employee contributions and then a 25% match on any contributions above 4% up to an 8% maximum match. Participants are vested after three years of service.
(b)	The Bemis Investment Profit Sharing Plan (BIPSP) is available to all eligible salaried and non-union hourly employees. To qualify for participation, the employee must meet all eligibility requirements and contribute to the BIIP at a minimum of 3% of covered pay for each payroll for the entire year. The amounts shown represent contributions made in 2015 for 2014 performance. Participants are vested after three years of service.
(c)	Mr. Theisen’s perquisites exceed the $10,000 threshold amount. The $12,182 amount relates entirely to use of the company airplane. No perquisites received by any of the other Named Executive Officers exceeded the $10,000 threshold amount.

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Grants of Plan Based Awards in 2014

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive			All Other
		Award	Plan Awards			Plan Awards			Stock Awards:	Grant Date
	Eff Grant	(Approval)	Threshold	Target	Max	Threshold	Target	Max	Number of Shares	Fair Market
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	of Stock Units (#)	Value ($)
				(1)			(2)		(2)	(3)
William F. Austen	01/02/14	08/02/13							15,000	614,400
	01/02/14	11/06/13							18,443	755,425
	01/02/14	11/06/13				9,222	18,443	36,886		861,657
	08/07/14	08/07/14							20,145	825,139
	08/07/14	08/07/14				10,073	20,145	40,290		941,174
			371,250	990,000	1,890,000
Henry J. Theisen	01/02/14	11/06/13							51,669	2,116,362
	01/02/14	11/06/13				25,835	51,669	103,338		2,413,976
			435,600	1,161,600	2,217,600
Michael B. Clauer	12/04/14	11/05/14							10,000	409,600

Jerry S. Krempa	01/02/14	11/06/13							4,301	176,169
	01/02/14	11/06/13				2,151	4,301	8,602		200,943
	05/01/14	05/01/14							2,500	102,400
			52,313	139,500	279,000
James W. Ransom, Jr.	01/02/14	08/02/13							15,000	614,400
	01/02/14	11/06/13							10,570	432,947
	01/02/14	11/06/13				5,285	10,570	21,140		493,830
	02/05/14	02/05/14							1,568	64,225
	02/05/14	02/05/14				784	1,568	3,136		73,257
			144,375	385,000	770,000
Sheri H. Edison	01/02/14	11/06/13							8,064	330,301
	01/02/14	11/06/13				4,032	8,064	16,128		376,750
			99,225	264,600	529,200
Timothy S. Fliss	01/02/14	11/06/13							5,518	226,017
	01/02/14	11/06/13				2,759	5,518	11,036		257,801
			78,750	210,000	420,000
(1)	The Bemis Executive Officer Performance Plan (BEOPP) is an annual, non-equity cash incentive program. The BEOPP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the Committee’s oversight and approval. The short-term, non-equity incentive plan’s measurement for payout is the increase in adjusted earnings per share over the previous year and Adjusted ROIC results against the performance goal. Each Named Executive Officer has a target award opportunity that is assigned as a percentage of annual base pay. These annual target awards range from 45% of annual base pay to 110% of annual base pay (as determined by the Committee). This target award is composed of two measures, weighted equally – adjusted EPS performance and adjusted ROIC performance. This annual payout is determined by comparing adjusted EPS year-over-year increase percent against the performance scale and Adjusted ROIC result against the performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). The maximum payout under this plan is two times the target award or the plan maximum of 210% of annual base pay.
(2)	The Restricted Stock Award Plan provides for issuance of restricted equity units to all Executive Officers and other key employees, including the Named Executive Officers. Time-based share units vest after a three-year period, subject to accelerated vesting for retirement eligible participants, and performance-based share units vest after a three-year period. The Committee uses a formula tied to base salary to set the number of share units awarded annually. The share price used to determine the number of both time-based and performance-based share units granted on 1/2/14 was the average closing share price for the last 20 trading days of December 2013, or $39.65. The maximum payout for the performance-based share units is two times the target for achieving 75% of TSR in comparison to the TSR Comparator Group while achieving 25% of TSR in comparison to the TSR Comparator Group yields a 50% payout. Below 25% achievement yields no payout. In addition to the annual units tied to a formula, both Mr. Austen and Mr. Ransom, received a one-time recognition grant in the amount of 15,000 time-based units and Mr. Krempa received a one-time recognition grant in the amount of 2,500 time-based units that vest on 12/31/16. Mr. Clauer received a grant of 10,000 time-based units on his start date that vest on 12/31/17.
(3)	Grant date fair market value for the time-based share units is the number of units, multiplied by the closing market price on 12/31/13, which was $40.96. Grant date fair market value for the performance-based share units is the number of shares expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718, multiplied by the grant date closing price.

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Outstanding Equity Awards at 2014 Fiscal Year End

	Stock Awards
		(1)	(2)		(1)	(2)
			Market Value	Equity Incentive Plan		Equity Incentive Plan Awards:
			of Shares or	Awards: Number of		Market or Payout Value of
		Number of Shares or	Units of Stock	Unearned Shares, Units		Unearned Shares, Units or
		Units of Stock That	That Have Not	or Other Rights That		Other Rights That Have Not
		Have Not Vested	Vested	Have Not Vested		Vested
Name		(#)	($)	(#)		($)
William F. Austen	(4)	2,448	110,674
	(5)	5,445	246,168
	(6)	4,159	188,028
	(7)	38,967	1,761,698
				(9)	12,475	563,995
				(10)	38,588	1,744,563
Henry J. Theisen(11)	(4)	0	0
	(5)	0	0
	(6)	0	0
	(7)	34,446	1,557,304
				(9)	60,187	2,721,054
				(10)	51,669	2,335,955
Michael B. Clauer	(8)	9,730	439,893
Jerry S. Krempa	(3)	10,000	452,100
	(4)	2,612	118,089
	(5)	4,236	191,510
	(6)	4,368	197,477
	(7)	6,801	307,473
				(9)	4,368	197,477
				(10)	4,301	194,448
James W. Ransom, Jr.	(4)	10,808	488,630
	(5)	12,020	543,424
	(6)	12,301	556,128
	(7)	27,138	1,226,909
				(9)	12,301	556,128
				(10)	12,138	548,759
Sheri H. Edison	(3)	542	24,504
	(4)	1,400	63,294
	(5)	3,658	165,378
	(6)	3,131	141,553
	(7)	5,376	243,049
				(9)	9,391	424,567
				(10)	8,064	364,573

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	Stock Awards
		(1)	(2)	(1)	(2)
			Market Value	Equity Incentive Plan	Equity Incentive Plan Awards:
			of Shares or	Awards: Number of	Market or Payout Value of
		Number of Shares or	Units of Stock	Unearned Shares, Units	Unearned Shares, Units or
		Units of Stock That	That Have Not	or Other Rights That	Other Rights That Have Not
		Have Not Vested	Vested	Have Not Vested	Vested
Name		(#)	($)	(#)	($)
Timothy S. Fliss	(4)	5,027	227,271
	(5)	5,591	252,769
	(6)	5,467	247,163
	(7)	5,518	249,469
				(8) 5,467	247,163
				(9) 5,518	249,469

(1)	The Restricted Stock Award Plan provides for issuance of restricted equity units to all Executive Officers. For all Executive Officers, the Committee provides annual grants of time-based share units and performance-based share units that vest after a three-year period. Time-based grants provided prior to 2013, had a five-year vesting period. All time-based share units are subject to accelerated vesting for retirement eligible participants. Retirement eligible participants for 2014 include: Mr. Austen, Mr. Theisen, Mr. Clauer and Ms. Edison. The performance-based share units will vest on 12/31/2015 and 12/31/2016 respectively, based on our TSR performance relative to our TSR Comparator Group, but are not subject to accelerated vesting for retirement eligible participants. Dividend equivalents are accrued and paid out when the share units fully vest.
(2)	Market value of share units is determined by multiplying the number of units by the 12/31/2014 Bemis closing share price of $45.21.
(3)	Number of time-based share units awarded in 2010. The units are subject to accelerated vesting for retirement eligible participants. For Mr. Krempa, number of time based units granted on 1/1/2010 and will vest on 12/31/2015. For Ms. Edison, number of time-based units awarded on 6/15/2010 and will vest on 6/14/2015.
(4)	Number of time-based share units awarded on 1/3/2011. The units will vest on 12/31/2015, subject to accelerated vesting for retirement eligible participants.
(5)	Number of time-based share units awarded on 1/3/2012. The units will vest on 12/31/2016, subject to accelerated vesting for retirement eligible participants.
(6)	Number of time-based share units awarded on 1/2/2013. The units will vest on 12/31/2015, subject to accelerated vesting for retirement eligible participants.
(7)	Number of time-based share units awarded on 1/2/2014 including the additional time-based units granted to Mr. Austen on 8/7/14, Mr. Krempa on 5/1/14 and Mr. Ransom on 2/5/14. The units will vest on 12/31/2016, subject to accelerated vesting for retirement eligible participants.
(8)	Number of time-based share units awarded on 12/4/2014. The units will vest on 12/31/2017, subject to accelerated vesting for retirement eligible participants.
(9)	Number of performance-based share units awarded on 1/2/2013 that would be earned based on achieving target level of performance.
(10)	Number of performance-based share units awarded on 1/2/2014 that would be earned based on achieving target level of performance.
(11)	Mr. Theisen was subject to the accelerated vesting provisions in 2013 due to reaching applicable retirement age. All time-based share units granted in 2011, 2012 and 2013 are fully vested.

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Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
	(1)		(2)
William F. Austen			23,950	1,082,780	(3)
			14,604	660,247	(4)
			8,100	366,201	(5)
Henry J. Theisen			17,223	778,652	(3)
			46,411	2,098,241	(4)
			30,240	1,367,150	(5)
Michael B. Clauer			270	12,207	(3)
Jerry S. Krempa			2,521	113,974	(5)
James W. Ransom, Jr.			10,984	496,587	(4)
			7,152	323,342	(5)
Sheri H. Edison			10,350	467,924	(3)
			5,444	246,123	(5)
Timothy S. Fliss			5,672	256,431	(4)
			3,327	150,414	(5)

(1)	There are no options issued or options outstanding for NEOs or for any Executive Officer.
(2)	The figures represent the number of shares that vested in 2014 for each Named Executive Officer. For Mr. Theisen, all share units granted prior to 2014 are fully vested due to accelerated vesting provisions and beginning with the 2014 grant, shares will vest at the rate of 1/36th per month, with the exception of the performance-based units which are not subject to accelerated vesting. For all other Executive Officers, starting at age 55, share units vest at the rate of 1/60th per month and beginning with the 2013 grant, 1/36th per month, with the exception of performance-based units which are not subject to accelerated vesting.
(3)	The figures represent the number of share units vested on 12/31/14 due to the accelerated vesting provision of the plan, but not yet distributed (distribution will occur upon retirement or at the end of the grant term, whichever occurs first), to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $45.21, multiplied by the number of units vested.
(4)	Time-based share units vested 12/31/14 (2010 grant) and distributed on 1/2/2015 to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $45.21, multiplied by the number of units vested.
(5)	Performance-based share units vested 12/31/14 (2012 grant) and distributed on 2/4/15 to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $45.21, multiplied by the number of units vested. Payout percentage was 59.5% of Target Award.

2014 Non-Qualified Deferred Compensation

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance at
	in Last Fiscal Year	in Last Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year-End
Officers	($)	($)	($)	($)	($)
William F. Austen
Henry J. Theisen
Michael B. Clauer
Jerry S. Krempa
James W. Ransom, Jr.			21,490		247,207
Sheri H. Edison
Timothy S. Fliss

Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The plan allowed for deferral of short-term cash incentives. Earnings shown include changes in the value of phantom share units, the reinvestment of related dividend equivalents, and interest credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis.

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2014 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below. The pension plans included in this table were frozen as of December 31, 2013.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
	(1) (2)		(3)
William F. Austen	Bemis Retirement Plan	5.80	192,723
	Bemis Supplemental Retirement Plan	5.80	655,819
	Bemis Supplemental Retirement Plan for Senior Officers	13.80	4,029,027
	TOTAL		4,877,569
Henry J. Theisen(4)	Bemis Retirement Plan	37.96	1,845,178
	Bemis Supplemental Retirement Plan	37.96	15,004,337
	Bemis Supplemental Retirement Plan for Senior Officers	37.96	1,341,817
	TOTAL		18,191,332
Michael B. Clauer(5)	Bemis Retirement Plan
	Bemis Supplemental Retirement Plan
	Bemis Supplemental Retirement Plan for Senior Officers
	TOTAL
Jerry S. Krempa	Bemis Retirement Plan	7.69	222,285
	Bemis Supplemental Retirement Plan	7.69	107,737
	Bemis Supplemental Retirement Plan for Senior Officers	-	-
	TOTAL		330,022
James W. Ransom, Jr.	Bemis Retirement Plan	3.12	90,186
	Bemis Supplemental Retirement Plan	3.12	222,141
	Bemis Supplemental Retirement Plan for Senior Officers	-	-
	TOTAL		312,327
Sheri H. Edison(5)	Bemis Retirement Plan
	Bemis Supplemental Retirement Plan
	Bemis Supplemental Retirement Plan for Senior Officers
	TOTAL
Timothy S. Fliss(5)	Bemis Retirement Plan
	Bemis Supplemental Retirement Plan
	Bemis Supplemental Retirement Plan for Senior Officers
	TOTAL

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Key Assumptions(3)	12/31/2014	12/31/2013
Discount Rate	4.00%	5.00%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
(4)*Reflects announced retirement
during May 2015
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2014 Projected from 2014 to 2020	RP 2000 Projected from 2000 to 2018
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	3.00%	3.00%
Mortality	IRS 2015 Applicable Mortality Table	IRS 2014 Applicable Mortality Table
(1)	Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan) - Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provide benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit “excess” plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. The Named Executive Officers that meet the eligibility requirements for early retirement as of December 31, 2014 are Mr. Theisen and Mr. Austen. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefit for Mr. Theisen equals the normal retirement benefit, reduced by 2% each year from age 65 to age 62, then reduced 4% each year to age 55. The early retirement benefit for Mr. Austen equals the normal retirement benefit, reduced by 5% each year from age 66 to age 61, then reduced 4% each year to age 55. In addition, a Social Security supplement is payable from early retirement until age 65 for only Mr. Theisen. The BRP and Supplemental Plans are frozen as of December 31, 2013; therefore, no additional benefits will be earned under these plans after December 31, 2013.
(2)	Similar to the BRP and Supplemental Plan, the total benefits under the Bemis Supplemental Retirement Plan for Senior Officers (SERP) is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the SERP accrue over a 20-year period. In addition, final average earnings are calculated using the highest five years during the last 15, whether or not they are consecutive. The only Named Executive Officer that meets the eligibility requirements for early retirement as of December 31, 2014 is Mr. Theisen. Benefits under the SERP vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility notes above, except that the Senior Officer cannot commence payment prior to age 55. The SERP has no early retirement reductions and a present value lump sum form of payment is offered. The SERP is frozen as of December 31, 2013; therefore, no additional benefits will be earned under this plan after December 31, 2013.
(3)	All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and the SERP, are the same as those used in our financial statements as of December 31, 2014, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the SERP. Lump sums under the Supplemental Plan and the SERP were calculated assuming a 3% lump sum interest rate and the IRS 2014 Applicable Mortality Table.
(4)	Assumption reflects announced retirement during May of 2015 rather than earliest unreduced age for all other NEOs.
(5)	Any employee hired after January 1, 2005, is not eligible to participate in any of the Bemis Defined Benefit Retirement Programs.

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2014 Director Compensation

Director compensation is approved by the Compensation Committee. The Committee determines appropriate pay levels using the expertise and data supplied by Towers Watson. The components of Director pay include cash or shares in lieu of cash, share awards, and an additional cash payment for the independent Lead Director and for Directors who serve as Chairs on the various Committees. For 2014, annual board compensation is: $85,000 in cash or shares in lieu of cash and share awards valued at $90,000. In addition, the Committee Chairs will receive a payment of cash or shares in lieu of cash in the amount of $15,000. Former Director Bolton received $200,000 in cash or shares in lieu of cash and share awards valued at $200,000 for services as Chairman of the Board. Director Manganello received an additional $40,000 annual fee for services as independent Lead Director.

Annual board compensation for 2015 has been approved as follows: $95,000 in cash or shares in lieu of cash and share awards valued at $105,000. In addition, the Committee Chairs will receive a payment of cash or shares in lieu of cash in the amount of $18,000. The independent Lead Director will continue to receive an additional $40,000 annual fee.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Perquisites ($)(2)	Total ($)
William J. Bolton(3)	8,384	96,219		104,603
Ronald J. Floto	85,000	90,000	1,433	176,433
David S. Haffner	100,000	90,000	1,375	191,375
Barbara L. Johnson	85,000	90,000		175,000
Timothy M. Manganello(4)		215,000	3,189	218,189
William L. Mansfield(4)		175,000		175,000
Paul S. Peercy	85,000	90,000		175,000
Edward N. Perry	85,000	90,000	1,071	176,071
David T. Szczupak	85,000	90,000	968	175,968
Holly A. Van Deursen	100,000	90,000		190,000
Philip G. Weaver	100,000	90,000	1,779	191,779
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (2,243 shares multiplied by the stock closing price on 5/1/14 or $40.13 = $90,000 and for Director Bolton, 2,398 shares multiplied by $40.13 = $96,219 - pro-rated based on Director Bolton’s resignation from the Board of Directors on 2/6/14), plus any additional amounts awarded due to an election to receive fees in the form of Bemis shares in lieu of cash.
(2)	Perquisites for spousal travel to the February 2014 Board meeting.
(3)	Director Bolton resigned as Chairman of the Board on 7/31/2013 and resigned from the Board on 2/6/2014. The portion of his annual retainer pay and annual equity was prorated accordingly.
(4)	Directors Manganello and Mansfield elected to receive their entire annual retainer and Chair fees, if any, in the form of Bemis shares in lieu of cash.

Potential Payments upon Termination, Including Following Change of Control for 2014

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for certain terminations following a change of control of the Company as described below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING FOLLOWING A CHANGE OF CONTROL

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)
			(1)		(2)
William F. Austen	Death				4,615,127
	Disability				4,615,127
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(3) Involuntary or constructive
	termination after change of control	5,385,429		102,000	4,615,127	2,538,349
Henry J. Theisen	Death				6,614,313
	Disability				6,614,313
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(4) Involuntary or constructive
	termination after change of control	14,453,021		102,000	6,614,313	6,964,743
Michael B. Clauer	Death				439,893
	Disability				439,893
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(5) Involuntary or constructive
	termination after change of control	1,391,000		68,000	439,893
Jerry S. Krempa	Death				1,658,574
	Disability				1,658,574
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(5) Involuntary or constructive
	termination after change of control	1,123,544		68,000	1,658,574
James W. Ransom, Jr.	Death				3,919,978
	Disability				3,919,978
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(3) Involuntary or constructive
	termination after change of control	3,485,175		102,000	3,919,978	1,717,850
Sheri H. Edison	Death				1,426,918
	Disability				1,426,918
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(5) Involuntary or constructive
	termination after change of control	1,748,908		68,000	1,426,918

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Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)
			(1)		(2)
Timothy S. Fliss	Death				1,473,303
	Disability				1,473,303
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(5) Involuntary or constructive termination after change of control	1,388,024		68,000	1,473,303

(1)	Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.
(2)	The Acceleration and Continuation of Equity Awards column for an involuntary or constructive termination after change of control includes the value of all currently non-vested equity units outstanding at 2014 fiscal year end from the Outstanding Equity Awards Table, including both time and performance-based awards.
(3)	Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, and an excise tax adjustment. The cash column represents three (3) times the annual base salary and three (3) times the highest bonus paid to the Named Executive Officers and three (3) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $102,000 in estimated health, welfare and life insurance cost for a three (3) year period.
(4)	Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, and cash value equal to 2014 restricted shared units and an excise tax adjustment. The cash column represents three (3) times the annual base salary and three (3) times the highest bonus paid, a cash payment equal to the value of the 2014 restricted share awards made to the Named Executive Officers and three (3) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $102,000 in estimated health, welfare and life insurance cost for a three (3) year period.
(5)	Involuntary or constructive termination after change of control: provides salary, bonus and non-vested equity units outstanding (no tax gross-up due to elimination of this benefit as of 1/1/2009). The cash column represents two (2) times the annual base salary and two (2) times the highest bonus paid and two (2) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $68,000 in estimated health, welfare and life insurance cost for a two (2) year period.

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REPORT OF AUDIT COMMITTEE

The Company’s Audit Committee is composed of five independent non-employee directors. It is responsible for overseeing the Company’s financial reporting and the Company’s controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the Company’s Director of Internal Audit and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company’s Director of Internal Audit and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company’s Director of Internal Audit and PricewaterhouseCoopers. The Committee meets privately with the Director of Internal Audit and with PricewaterhouseCoopers at least four times a year.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2014 with the Company’s management; (ii) met and discussed the financial statements and related issues with senior management and the Company’s Director of Internal Audit (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iv) received the written notice from PricewaterhouseCoopers regarding their independence. In addition, the Audit Committee is given responsibility to review and approve Related Person Transactions in accordance with the Related Person Transaction Approval Policy. There were no Related Person Transactions reportable under Item 404 of Regulation S-K for fiscal year ended December 31, 2014.

Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	2014	2013
Audit Fees(1)	$3,903,950	$3,790,659
Audit-Related Fees(2)	2,075,029	402,633
Tax Fees(3)	124,043	141,911
Other Fees(4)	3,600	3,600
TOTAL FEES	$6,106,622	$4,338,803

(1)	Audit Fees – These are fees for professional services performed by PricewaterhouseCoopers for the integrated audits of the Company’s annual financial statements and reviews of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees – These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence projects for acquisitions and divestitures.
(3)	Tax Fees – These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning. This includes review and/or preparation of certain foreign tax returns and tax consulting.
(4)	Other Fees – These are software license fees for automated disclosure checklist and accounting research tool.

The Audit Committee approved all audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm in accordance with its policy, prior to management engaging the auditor for that purpose. The Committee’s current practice is to consider for pre-approval quarterly all audit and non-audit services proposed to be provided by the Company’s independent registered public accounting firm. In making its recommendation to appoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm’s independence.

Based on the Committee’s review and discussions with senior management, the Director of Internal Audit and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The Audit Committee

Philip G. Weaver, Chair and Financial Expert

Ronald J. Floto

Paul S. Peercy

David T. Szczupak

Holly A. Van Deursen

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm (“auditor”) for the year ending December 31, 2015. While Missouri law, our Restated Articles of Incorporation, and our Amended By-Laws do not require submission to the shareholders the question of appointment of auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for shareholder consideration in recognition that the basic responsibility of the auditors is to the shareholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our auditor for many years. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

The Audit Committee recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

As required by the rules of the SEC, our shareholders provide an annual, advisory, non-binding vote on the compensation of our Named Executive Officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are vital to our success. Our compensation policies and practices were designed based upon a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the 2014 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our named executive officers and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Bemis’ shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Bemis’ Proxy Statement for the 2015 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Bemis, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

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PROPOSAL 4	PROPOSAL TO APPROVE AN AMENDMENT TO THE BEMIS EXECUTIVE OFFICER PERFORMANCE PLAN

Introduction

The Bemis Company, Inc. 1997 Executive Officer Performance Plan (the “BEOPP”) was initially approved by our shareholders in 1997 and was reapproved by our shareholders in 2002, 2005, 2009, and most recently last year, 2014. The Compensation Committee (the “Committee”) has determined that it would be beneficial to broaden the list of approved performance metrics that may be used when granting awards under the BEOPP. 2014 was a year of significant change for our Company and the shift in our focus and changes in our senior management team have created opportunities for the Committee to consider our compensation programs with fresh perspectives. Accordingly, the Committee desired to maximize flexibility under the BEOPP, which additional measures may or may not be used in awards granted under the BEOPP in future periods.

The proposed changes include the following:

•	Addition of the performance metrics identified below under the sub-heading “Performance Metrics;”

•	Clarification that all performance metrics can be expressed in absolute terms, as a growth rate or change from preceding periods, or as a comparison to other companies or external measures; and

•	Clarification that the performance metrics set by the Committee can be based on adjusted, non-GAAP measures.

•	Simplification of the maximum individual award payout by eliminating the percentage cap while retaining the dollar cap of $3,000,000.

The following is a summary of the material terms of the BEOPP, as proposed to be amended and restated to reflect the amendments described in this Proposal 4:

Administration

The Committee administers the BEOPP and selects participants from among our Executive Officers. The BEOPP provides that participants will be entitled to receive an award of bonus compensation based on the attainment of performance goals selected annually by the Committee. In addition, the BEOPP is designed to allow us to deduct bonus payments paid to our Executive Officers to the greatest extent permitted by the Internal Revenue Code (the “Code”). The Code denies deductions to us for compensation in excess of $1,000,000 paid to any Named Executive Officer (other than the Chief Financial Officer), except to the extent that such compensation was performance-based and the performance criteria was approved by our shareholders. Approval of the BEOPP by the shareholders is a condition to the receipt by participants of any future payments under the plan.

Eligible Employees

All of our Executive Officers, as defined by SEC rules, are eligible to participate in the BEOPP. We currently have nine Executive Officers.

Performance Metrics

The performance metrics will consist of one or any combination of two or more of:

Current Metrics:

•	earnings before income taxes;

•	earnings before interest and income taxes;

•	earnings per share;

•	economic value added;

•	net earnings;

•	operating profit;

•	return on equity;

•	return on invested capital;

•	return on sales;

•	sales growth; and/or

•	total shareholder return.

Additional Metrics:

•	cash flow from operations;

•	earnings before interest, taxes, depreciation, and amortization;

•	free cash flow;

•	gross profit;

•	net sales;

•	operating income; and/or

•	return on net sales.

Any metrics may relate to one or any combination of corporate, segment, group, unit, division, affiliate or individual performance, and may be expressed in absolute terms, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures. In specifying the performance metrics applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance metrics on which the performance goals are based that would cause such measure to be considered a “non-GAAP financial measure” within Regulation G promulgated by the Securities and Exchange Commission.

Maximum Award

The maximum individual award under the BEOPP for any performance period may not exceed $3,000,000.

Award Payouts

The Committee is authorized at any time during or after a performance period, in its sole and absolute discretion, to reduce or eliminate an award payable to any participant for any reason. No reduction in an award made to any participant shall increase the amount for any other participant.

Amendment and Termination

The Board of Directors may, at any time, terminate, amend, modify or suspend the BEOPP and the terms of any award to any participant which has not been paid. No award may be granted during any suspension of the BEOPP or after its termination. Any such amendment is subject to approval of our shareholders only if such approval is necessary to maintain the BEOPP in compliance with the requirements of Code Section162(m) or any other applicable law or regulation.

Future Payments under the BEOPP

For the plan year ending December 31, 2015, the Committee has selected each of the Company’s Executive Officers except for Mr. Theisen as participants in the BEOPP. The actual amount payable to each of the foregoing is currently not determinable, as it will depend upon performance relative to the performance goals established by the 2015 plan year, and is subject to the Committee’s authority to reduce the ultimate payment in its discretion. Furthermore, the proposed amendments to add performance measures for the BEOPP will not be effective for the awards made for fiscal 2015. For information regarding award payments made to the Named Executive Officers for the 2014 plan year, see the Non-Equity Incentive Plan Compensation table in the Summary Compensation Table on page 30.

The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the Bemis Executive Officer Performance Plan.

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SUBMISSION OF SHAREHOLDER PROPOSALS

We must receive all shareholder proposals to be presented at the 2016 annual meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 21, 2015.

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting, which, for next year is February 7, 2016. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in our Amended By-Laws. The presiding officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

The SEC permits a procedure, called “householding”, for the delivery of proxy information to shareholders. Under householding, shareholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Shareholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

Shareholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the “opt out” card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2015

The following materials are available for viewing on the internet:

•	proxy statement for the 2015 Annual Meeting of Shareholders;

•	2014 Annual Report to Shareholders; and

•	annual report on Form 10-K for the year ended December 31, 2014.

To view the proxy statement, 2014 Annual Report to Shareholders, or annual report on Form 10-K, visit www.bemis.com/2015Annualmeeting.

By Order of the Board of Directors

Sheri H. Edison

Vice President, General Counsel and Secretary

- 2015 Proxy Statement    44

BEMIS COMPANY, INC.
ATTN: MELANIE MILLER
ONE NEENAH CENTER, 4TH FLOOR
P.O. BOX 669
NEENAH, WI 54957-0669

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86276-P62619 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEMIS COMPANY, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William F. Austen
02) Ronald J. Floto
03) Timothy M. Manganello
04) William L. Mansfield
05) Arun Nayar
06) Edward N. Perry
07) Philip G. Weaver

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 9, 2015 will be entitled to receive notice of and to vote at the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M86277-P62619

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melanie E.R. Miller, Steven J. Price and Sheri H. Edison, or any of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 9, 2015, at the Annual Meeting of Shareholders to be held on May 7, 2015.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the nominees in proposal 1 and "FOR" proposals 2, 3 and 4.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side